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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kimberly-Clark Corporation on Form S-4 of our reports dated November 23, 1998 (December 23, 1998 as to the second paragraph of Note 11) and December 29, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Ballard Medical Products for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP



Salt Lake City, Utah
August 13, 1999